Exhibit 11.1 Statement regarding computation of earnings per share.

We have stock options and warrants outstanding which were not included in the computation of fully diluted shares in the three and six month periods end June 30, 2000 because to do so would be anti-dilutive.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three and six month period ended June 30, 2000 and 1999.

Weighted-average shares for the three months ended June 30, 2000 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

April 1 - June 30                                          31,848,244        91/91                  31,848,244
                                                                                          =====================


Weighted-average shares for the six months ended June 30, 2000 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

January 1 - January 3                                      31,823,751        3/182                     524,567
Issuance of common  stock on January 4                         24,493
                                                 ---------------------

January 4 - June 30                                        31,848,244       179/182                 31,323,273
                                                 ---------------------                    ---------------------

Weighted average shares                                                                             31,847,840
                                                                                          =====================


Weighted-average shares for the three months ended June 30, 1999 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

April 1 - April 4                                          26,046,701        4/91                    1,144,910
Retirement of common stock on April 5                        (29,229)
                                                 ---------------------

April 5 - April 22                                         26,017,472        18/91                   5,146,313
Issuance of common stock on April 23                           20,823
                                                 ---------------------

April 23 - June 8                                          26,038,295        47/91                  13,448,350
Issuance of common stock on June 9                             10,081
                                                 ---------------------

June 9 - June 15                                           26,048,376        7/91                    2,003,721
Issuance of common stock on June 16                            10,000
                                                 ---------------------

June 16 - June 30                                          26,058,376        15/91                   4,295,337
                                                 ---------------------                    ---------------------

Weighted average shares                                                                             26,038,631
                                                                                          =====================


Weighted-average shares for the six months ended June 30, 1999 is calculated as follows:

                     Dates                              Shares             Fraction             Weighted
                  Outstanding                        Outstanding           of Period         Average Shares

January 1 - January 3                                      23,610,190        3/181                     391,329
Retirement of common stock on January 4                     (384,637)
                                                 ---------------------

January 4 - January 18                                     23,225,553       15/181                   1,924,770
Issuance of common stock on January 19                        890,000
                                                 ---------------------

January 19 - February 22                                   24,115,553       35/181                   4,663,228
Issuance of common stock on February 23                        50,130
                                                 ---------------------

February 23 - March 2                                      24,165,683        8/181                   1,068,096
Issuance of common stock on March 3                         1,069,518
                                                 ---------------------

March 3 - March 18                                         25,235,201       16/181                   2,230,736
Issuance of common stock on March 19                          811,500
                                                 ---------------------

March 19 - April 4                                         26,046,701       17/181                   2,446,375
Retirement of common stock on April 5                        (29,229)
                                                 ---------------------

April 5 - April 22                                         26,017,472       18/181                   2,587,373
Issuance of common stock on April 23                           20,823
                                                 ---------------------

April 23 - June 8                                          26,038,295       47/181                   6,761,325
Issuance of common stock on June 9                             10,081
                                                 ---------------------

June 9 - June15                                            26,048,376        7/181                   1,007,396
Issuance of common stock on June 16                            10,000
                                                 ---------------------

June 16 - June 30                                          26,058,376       15/181                   2,159,534
                                                 ---------------------                    ---------------------

Weighted average shares                                                                             25,240,162
                                                                                          =====================

                                                                             Three Months ended June 30,

                                                                             2000               1999
                                                                             ----               ----
Weighted-average shares:                                                    31,848,244          26,038,631
Plus:  Incremental shares from
assumed

          conversions of warrants and options                                     ----           1,044,862
                                                                     ------------------  ------------------

Adjusted weighted average shares                                            31,848,244          27,083,493
                                                                     ==================  ==================



                                                                              Six Months ended June 30,

                                                                             2000               1999
                                                                             ----               ----
Weighted-average shares:                                                    31,847,840          25,240,162
Plus:  Incremental shares from
assumed

          conversions of warrants and options                                     ----             910,207
                                                                     ------------------  ------------------

Adjusted weighted average shares                                            31,847,840          26,150,369
                                                                     ==================  ==================



                                                                              Six Months ended June 30,

                                                                             2000               1999
                                                                             ----               ----
Stock Options:

Outstanding beginning of                                                     3,468,475           3,413,058
period
Granted during period                                                          535,000              27,500
Exercised/redeemed                                                                ----           (641,833)
Forfeited or expired                                                         (145,500)             (5,500)
                                                                     ------------------  ------------------
Outstanding at end of period                                                 3,857,975           2,793,225
                                                                     ==================  ==================



The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares